Exhibit 32.1

OFFICER'S CERTIFICATE

In connection with the Quarterly Report of Envirokare Tech, Inc. (the "Company") on Form 10-QSB/A No. 3 for the quarter ended June 30, 2005, as filed with the Securities and Exchange Commission, I, George Kazantzis, President (President and Principal Financial Officer) and Nicholas Pappas (Chief Executive Officer) of the Company, hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,

That the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on this 5th day of April 2006.

/s/ George Kazantzis
Name: George Kazantzis
Title: President and Principal Financial Officer

/s/ Nicholas Pappas
Name: Nicholas Pappas
Title: Chief Executive Officer (Chief Executive Officer)